PRESS RELEASE

January 6, 2014 | For Immediate Release

Spindle Closes on Yowza!! Acquisition

Company Announces Plans To Integrate MeNetwork Mobile Marketing Services And Yowza!! Couponing Solution; Combined Offering Will Carry the Yowza!! Brand

Scottsdale, AZ January 6, 2014 — Spindle, Inc., (OTCQB: SPDL) (“Spindle”), a leading provider of mobile commerce solutions, announced that it has closed its acquisition of substantially all of the assets of Los Angeles-based Yowza!! (Yowza International, Inc.), a leading provider of mobile couponing technology. As a result of the transaction, Spindle will integrate its MeNetwork mobile marketing services with the Yowza!! mobile couponing solution to deliver an end-to-end mobile commerce service. This new mobile commerce offering will address the evolving requirements of merchants, consumers and merchant services providers. The combined solution will have an existing user base of nearly 2 million consumer downloads, and approximately 95,000 merchant locations.

Spindle intends to retain the Yowza!! brand, and incorporate all MeNetwork services under the Yowza!! banner. The new service will allow merchants to manage customized marketing campaigns in a single interface and facilitate payment processing as an integrated service. For consumers, the platform delivers a wide range of features, including loyalty programs, electronic coupons, rebates and time and geography relevant offers as well as an electronic wallet, all of which are delivered to personal iOS and Android smartphones and tablets. As a result, consumers can easily find merchants, locate appropriate offers, build loyalty points and make purchases directly from a single app on their mobile device.

“We are delighted to complete the acquisition of Yowza!!, which positions Spindle as a mobile commerce provider that can take the merchant and the consumer from the discovery stage, through a variety of marketing and engagement activities, to transaction, all within a single app,” said Bill Clark, Spindle’s chief executive officer. “As a result, Spindle is ready to satisfy the growing demand for mobile commerce services from merchants, consumers and service providers. We believe that we offer a truly unique value proposition to all participants within the mobile commerce landscape.”

The new Yowza!! solution will deliver free, real-time coupons, offers, merchant discovery and payment services to consumers through its iOS and Android devices. Merchants can easily sign up for the Yowza!! service online, and use the service as a low-cost, secure and reliable portal to build relationships by sending valid offers to existing and potential customers. Merchants can sign up at www.getyowza.com.

About Spindle, Inc.

Spindle is an innovator of mobile commerce solutions for financial services providers and consumer-facing merchants of all sizes. Spindle is focused on pioneering new ways for businesses to rapidly integrate mobile payments acceptance and mobile marketing services while empowering location-based merchant discovery, fulfillment and frictionless mobile payments for consumers. Spindle is dedicated to expanding beyond traditional electronic payment boundaries by offering cutting-edge solutions that allow clients, partners, merchants and consumers to take full advantage of the rapidly emerging mobile economy. Spindle has an extensive proprietary intellectual property portfolio—which include patents pending - that encompass networks, mobile payments, and security. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Public Relations Contact

Glenn Goldberg

Chief Executive Officer

Parallel Communications Group 516-705-6116

ggoldberg@parallelpr.com

Investor Relations Contact

Jason Assad President

LR Advisors, Inc. 678-570-6791

jwassad@bellsouth.net